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                                                                 Exhibit 8.01(c)

                      [LETTERHEAD OF SHEARMAN & STERLING]


                                 May 27, 1999

Tudor Fund for Employees L.P.
c/o Second Management LLC,
  General Partner
600 Steamboat Road
Greenwich, CT 06830

Ladies and Gentlemen:

        We have acted as special counsel in connection with the preparation and filing with the Securities and Exchange Commission of Post-Effective Amendment No. 1 to the Registration Statement on Form S-1, SEC File No. 333-52543 ("Registration Statement"), relating to the registration under the Securities Act of 1933 as amended of Units of Limited Partnership Interest in Tudor Fund for Employees L.P., a limited partnership organized under the Delaware Revised Uniform Limited Partnership Act.

        We hereby consent to the filing of this letter as an Exhibit to the Registration Statement and to the references made to us in the Prospectus constituting a part of the Registration Statement under the captions "Federal Income Tax Aspects", "State and Local Income Tax Aspects--New York", and "Legal Matters".

                                        Very truly yours,


                                        /s/ Shearman & Sterling

                                        Shearman & Sterling